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               INSTRUCTIONS FOR COMPLETING HURCO COMPANIES, INC.

                           SUBSCRIPTION CERTIFICATES

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                 CONSULT THE INFORMATION AGENT OR YOUR BANK OR
                          BROKER AS TO ANY QUESTIONS

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  The following instructions relate to a rights offering (the "Rights
Offering") by Hurco Companies, Inc., an Indiana corporation (the "Company"), to the holders of its common stock, no par value (the "Common Stock"), as described in the Company's Prospectus dated June 6, 1996 (the "Prospectus") . Holders of record of Common Stock at the close of business on June 5, 1996 (the "Record Date") are receiving .20 of a nontransferable subscription right (each, a "Right") for each share of Common Stock held of record on the Record Date. The Rights are evidenced by nontransferable subscription certificates ("Subscription Certificates"), which record holders are receiving with copies of the Company's Prospectus. Each whole Right entitles the holder thereof to purchase from the Company one share of Common Stock (the "Basic Subscription Privilege") at the subscription price of $4.63 (the "Subscription Price"). No fractional Rights or cash in lieu thereof have been distributed or paid by the Company. The number of Rights distributed to each holder of Common Stock have been rounded up to the nearest whole number. An aggregate of 1,085,296 Rights exercisable to purchase an aggregate of 1,085,296 shares of Common Stock are being distributed in connection with the Rights Offering.

  Each holder of Rights who elects to exercise the Basic Subscription Privilege in full will also be entitled to subscribe, subject to proration, for up to a maximum of 1,085,296 additional shares of Common Stock at the Subscription Price (the "Oversubscription Privilege"). Brynwood Partners Limited Partnership ("Brynwood I"), the holder of 1,390,001 shares of Common Stock, has advised the Company that it does not intend to exercise any of its Rights. In lieu thereof, Brynwood Partners II L.P. ("Brynwood II"), an affiliate of Brynwood I, has agreed to purchase from the Company and the Company has agreed to sell to Brynwood II, at the Subscription Price, all of the 278,001 shares that otherwise would have been available for purchase by Brynwood I pursuant to exercise of its Basic Subscription Privilege. If the number of shares of Common Stock available (the "Excess Shares") after (i) the sale to Brynwood II of the shares that otherwise could have been purchased by Brynwood I and (ii) the satisfaction of all subscriptions pursuant to exercise of the Basic Subscription Privilege by stockholders other than Brynwood I is insufficient to satisfy in full all elections to exercise the Oversubscription Privilege, the Excess Shares will be allocated among holders who have exercised their Oversubscription Privilege, pro rata, in the same ratio that the number of shares subscribed for by each such holder pursuant to exercise of the Oversubscription Privilege bears to the total number of shares subscribed for by all such holders pursuant to exercise of the Oversubscription Privilege. No fractional shares will be issued. The Oversubscription Privilege is not transferable. See "The Rights Offering-- Subscription Privileges--Oversubscription Privilege; and--Standby Commitments" in the Prospectus.

  The Rights will expire at 5:00 p.m, New York City time, on July 3, 1996, unless extended for up to thirty (30) days (the "Expiration Time").

  The number of Rights to which you are entitled is printed on the face of your Subscription Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate form or forms on the back of your Subscription Certificate and returning the Subscription Certificate to the Subscription Agent in the envelope provided.

  YOUR SUBSCRIPTION CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY PROCEDURES WITH RESPECT TO YOUR RIGHT MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY
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CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, AT OR BEFORE 5:00 P.M, NEW
YORK CITY TIME, ON JULY 3, 1996, OR ON SUCH LATER DATE AS THE EXPIRATION TIME IS EXTENDED. YOU MAY NOT REVOKE ANY PROPER EXERCISE OF A RIGHT.

1. SUBSCRIPTION.

  To exercise Rights, complete and sign the Exercise Form on the reverse side of your Subscription Certificate and send it (or Notice of Guaranteed Delivery), together with payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege to State Street Bank & Trust Company, as Subscription Agent (the "Subscription Agent"). Payment of the Subscription Price must be made for the full number of shares of Common Stock being subscribed for (a) in U.S. dollars by check or postal, telegraphic or express money order payable to State Street Bank & Trust Company, as Subscription Agent or (b) by wire transfer of funds in U.S. dollars to the account maintained by the Subscription Agent for such purpose at State Street Bank & Trust, ABA No. 0110-0002-8; DDA No.: 7608-355-9; Attention: BFDS CST REORG/HRCCM. THE SUBSCRIPTION PRICE WILL BE DEEMED TO HAVE BEEN RECEIVED BY THE SUBSCRIPTION AGENT ONLY UPON (I) CLEARANCE OF ANY UNCERTIFIED CHECK, (II) RECEIPT BY THE SUBSCRIPTION AGENT OF ANY CERTIFIED OR CASHIER'S CHECK OR OF ANY POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER, OR (III) RECEIPT OF COLLECTED FUNDS IN THE SUBSCRIPTION AGENT'S ACCOUNT DESIGNATED ABOVE. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, REGISTERED RIGHTS HOLDERS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF AN UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION TIME TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH TIME AND ARE URGED TO CONSIDER, IN THE ALTERNATIVE, PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

  Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), to be received by the Subscription Agent prior to the Expiration Time; payment in full of the applicable Subscription Price may be made separately as long as said payment is also received by the Subscription Agent prior to the Expiration Time. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Subscription Certificate and the number of underlying shares of Common Stock being subscribed for pursuant to the Basic Subscription Privilege and, if any, pursuant to the Oversubscription Privilege, and must guarantee the delivery to the Subscription Agent of your properly completed and executed Subscription Certificate by 5:00 p.m., New York City time on July 9, 1996. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Information Agent at the address, or by calling the telephone number, indicated below.

  Banks, brokers and other nominee Rights holders who exercise the Basic Subscription Privilege and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company (by delivery to the Subscription Agent of a Nominee Holder Certification substantially in the form available from the Information Agent), as to the aggregate number of Rights which have been exercised and the number of shares of Common Stock thereby subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege by each beneficial owner of Rights (which may include such nominee) on whose behalf such nominee is acting. If more Excess Shares are subscribed for pursuant to the Oversubscription Privilege than are available for sale, Excess Shares will be allocated pro rata, as described above.

  ONCE A HOLDER HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE OR THE OVERSUBSCRIPTION PRIVILEGE, THE EXERCISE MAY NOT BE REVOKED.

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  The addresses and telephone numbers of the Subscription Agent are as follows:

                             GENERAL INFORMATION:
                                (800) 426-5523

                                   BY MAIL:
                       State Street Bank & Trust Company
                           Corporate Reorganization
                                 P.O. Box 9061
                             Boston, MA 02205-8686

                      FACSIMILE TRANSMISSION COPY NUMBER:
                                (617) 774-4519

                        CONFIRM FACSIMILE BY TELEPHONE:
                                (617) 774-4511

                             BY OVERNIGHT COURIER:
                       State Street Bank & Trust Company
                           Corporate Reorganization
                               2 Heritage Drive
                            North Quincy, MA 02171

                               BY HAND, EITHER:

            Bank of Boston                      State Street Bank and
         c/o Boston Equiserve                       Trust Company
       Corporate Reorganization                 c/o Boston Equiserve
        55 Broadway--3rd Floor                Corporate Reorganization
          New York, NY 10006                       Concourse Level
                                                  Boston, MA 02101

  The address and telephone number of the Information Agent are as follows:

                           Georgeson & Company Inc.
                               Wall Street Plaza
                              New York, NY 10005
                         Call Toll Free (800) 223-2064

  If the aggregate Subscription Price that you have paid is insufficient to purchase the number of shares of Common Stock that you have indicated are being subscribed for, or if you do not specify the number of shares of Common Stock you intend to purchase, then you will be deemed to have exercised first, the Basic Subscription Privilege, and second, the Oversubscription Privilege to purchase shares of Common Stock to the full extent of the payment tendered (subject to the restrictions described above). If the aggregate Subscription Price that you have paid exceeds the amount necessary to purchase the number of shares of Common Stock for which you have indicated an intention to subscribe, then you will be deemed to have exercised first, the Basic Subscription Privilege (if not already fully exercised) and second, the Oversubscription Privilege to the full extent of the excess payments tendered (subject to the restrictions described above).

2. ISSUANCE AND DELIVERY OF STOCK CERTIFICATES, ETC.

  The following issuances, deliveries and payments will be made to you at the address shown on the face of your Subscription Certificate.

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  (a) Delivery of Certificates. Certificates for shares of Common Stock issuable upon exercise of the Basic Subscription Privilege will be mailed as soon as practicable after the subscriptions have been accepted by the Subscription Agent. Certificates for shares of Common Stock issuable upon exercise of the Oversubscription Privilege will be mailed as soon as practicable after the Expiration Time and after all prorations have been effected.

  (b) Cash Payments. As soon as practicable after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will return by mail, without interest or deduction, to each registered Rights holder exercising the Oversubscription Privilege any excess funds received in payment of the Subscription Price for Excess Shares that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Oversubscription Privilege.

3. SIGNATURES.

  (a) Signatures by Registered Holder. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate, without any alteration or change whatsoever. Joint owners should each sign. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity, such as an executor, trustee or corporate officer, must indicate such capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

  (b) Execution by Person Other than Registered Holder. If the Subscription Certificate is signed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person signing the Subscription Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

4. METHOD OF DELIVERY.

  The method of delivery of Subscription Certificate and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the registered holder of the Rights but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any uncertified personal checks sent in payment of the Subscription Price prior to 5:00 p.m., New York City time, on July 3, 1996.

5. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY.

  Exercise of the Basic Subscription Privilege and the Oversubscription Privilege may be effected through the facilities of The Depository Trust Company ("DTC"). Rights exercised as part of the Basic Subscription Privilege through DTC are referred to as "DTC Exercised Rights." The holder of DTC Exercised Rights may also exercise the Oversubscription Privilege in respect of such DTC Exercised Rights by properly executing and delivering to the Subscription Agent at or prior to 5:00 p.m. New York City time, on July 3, 1996, a DTC Participant Oversubscription Exercise Form, in the form available from the Information Agent, together with payment of the appropriate Subscription Price for the number of shares of Common Stock for which the Oversubscription Privilege is to be exercised.

  If a Notice of Guaranteed Delivery relates to Rights with respect to which exercise of the Basic Subscription Privilege will be made through DTC and such Notice of Guaranteed Delivery also relates to the exercise of the Oversubscription Privilege, a DTC Participant Oversubscription Exercise Form must also be received by the Subscription Agent in respect of such exercise of the Oversubscription Privilege at or prior to the Expiration Time.

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6. TRANSFER TAXES.

  The Company will pay transfer taxes, if any, applicable to the issuance and sale of Common Stock to a registered Rights holder upon the exercise of Rights by such holder. If, however, a transfer tax is imposed for any reason other than the issuance and sale of the Company's Common Stock to a registered Rights holder upon exercise of Rights by such holder, the amount of any such transfer taxes (whether imposed on the registered holder or on any other person) will be payable by the registered holder or such other person. In any such event, the Subscription Agent will be entitled to refuse to take the action requested until it has received satisfactory evidence of the payment of such taxes or exemption therefrom.

7.  IRREGULARITIES.

  All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Rights Certificates will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines, in its sole discretion. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

8. LOST, STOLEN, MUTILATED OR DESTROYED SUBSCRIPTION CERTIFICATES.

  Upon receipt by the Company and the Subscription Agent of evidence reasonably satisfactory to them of the loss, theft, mutilation, or destruction of a Subscription Certificate, and in the case of loss, theft or destruction, of indemnity and/or security satisfactory to them, in their sole discretion, and reimbursement to the Company and the Subscription Agent of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Subscription Certificate, if mutilated, the Subscription Agent will make and deliver a new Subscription Certificate of like tenor to the registered Rights holder in lieu of the Subscription Certificate so lost, stolen, mutilated or destroyed. If required by the Company or the Subscription Agent, an indemnity bond must be sufficient in the judgement of each party to protect the Company, the Subscription Agent or any agent thereof from any loss which any of them may suffer in a lost, stolen, mutilated or destroyed Subscription Certificate is replaced.

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